UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2012, we held our annual and special meeting of stockholders. A total of 172,592,292 shares of our common stock were entitled to be voted at the meeting. Of that total, 105,536,504 shares were present at the meeting either in person or by proxy.

At the meeting, our stockholders:

1.

re-elected incumbent directors Heinz J. Scholz, Michael J. Velletta, Dr. Richard Schenz and Dr. Werner Ladwein to the Board of Directors. New directors Darcy W. Spady and Murray Rodgers were also elected to the Board,

2.	ratified the appointment of BDO Visura International AG as our independent registered public accounting firm;

3.	approved our 2011 stock option plan;

4.	approved an amendment to our articles of incorporation to change our company’s name to MNP Petroleum Corporation; and

5.	approved an amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000.

The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Heinz J. Scholz	62,969,771	5,020,410	477,330	37,068,993

Michael J. Velletta	60,483,071	4,928,910	3,055,530	37,068,993

Dr. Richard Schenz	63,050,836	4,938,845	477,830	37,068,993

Dr. Werner Ladwein	47,711,059	4,909,410	15,847,042	37,068,993

Darcy W. Spady	66,630,471	781,210	1,055,830	37,068,993

Murray Rodgers	66,633,071	778,910	1,055,530	37,068,993

Ratification of Appointment of BDO Visura International AG

For	Against	Abstain	Broker Non-Votes
100,833,259	1,999,708	2,703,537	0

Approval of 2011 Stock Option Plan

For	Against	Abstain	Broker Non-Votes
61,488,359	6,191,550	787,602	37,068,993

Approval of Name Change

For	Against	Abstain	Broker Non-Votes
100,595,105	4,698,907	242,492	0

Approval of Increase in Number of Authorized Shares

For	Against	Abstain	Broker Non-Votes
92,721,444	11,582,304	1,232,756	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: November 9, 2012